EXHIBIT 10.37

NUTRACEA
2010 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Name:	[NAME OF EXECUTIVE OFFICER]

Address:

You (the “Participant”) have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of this Notice of Stock Option Grant (the “Notice”), the 2010 Equity Incentive Plan, as amended from time to time (the “Plan”), the Stock Option Award Agreement (the “Option Agreement”) attached hereto, and the Employment Agreement (as may be amended from time to time, the “Employment Agreement”) dated _______________ between the Company and Participant (but solely to the extent the Employment Agreement relates to the Option), as follows. Unless otherwise defined in this Notice, the terms defined in the Plan shall have the same meanings in this Notice.

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares:

Total Exercise Price:

Type of Option:	Non-Qualified Stock Option

Incentive Stock Option

Expiration Date:

Post-Termination Exercise Period:	Termination for Cause = Termination Date
Termination without Cause = 90 Days
Disability = 12 months
Death = 12 months

Vesting Schedule:

Subject to the limitations set forth in this Notice, the Plan and the Option Agreement, the Option will vest and may be exercised, in whole or in part, in accordance with the following schedule:

You acknowledge receipt of a copy of the Plan and the Option Agreement, and represent that you are familiar with the terms and provisions thereof, and hereby accept the Option subject to all of the terms and provisions hereof. You understand that your employment or consulting relationship, or service with the Company is for an unspecified duration and can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Stock Option Award Agreement or the Plan changes the at-will nature of that relationship. You acknowledge that the vesting of shares pursuant to this Notice is earned only by your continuing service as an Employee or Consultant of the Company.

PARTICIPANT:	NUTRACEA

Signature:	By:
Print Name:	Its:
Date:	Date:

NUTRACEA
STOCK OPTION AWARD AGREEMENT
2010 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, or in the Notice of Grant, the terms defined in the Company’s 2010 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (the “Agreement”).

Participant has been granted an option to purchase Shares (the “Option”).  The Option is subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (“Notice of Grant”) and this Agreement.

1.         Vesting Rights. Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice of Grant.

2.         Termination Period.

(a)       General Rule. Except as provided below, and subject to the Plan, this Option may be exercised for 3 months after Termination of Participant. In no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(b)      Death. Upon the Termination of Participant by reason of his or her death, or if a Participant dies within three months of the Termination Date, this Option may be exercised for twelve months after the Termination Date, provided that in no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(c)      Disability. Upon the Termination of Participant by reason of his or her Disability, this Option may be exercised for twelve months after the Termination Date, provided that in no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(d)      Cause. Upon the Termination of Participant for Cause, the Option shall expire on such date of Participant’s Termination Date.

3.         Grant of Option. The Participant named in the Notice of Grant has been granted an Option for the number of Shares set forth in the Notice of Grant at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonqualified Stock Option (“NQSO”).

4.         Exercise of Option.

(a)      Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement. In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice of Stock Option Grant and this Agreement.

(b)      Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

(c)      Compliance.  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.

5.         Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a)      cash; or

(b)      check; or

(c)      other method authorized by the Company.

6.         Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by the Participant. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

7.         Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Notice of Grant, the Plan and the terms of this Agreement.

8.         U.S. Tax Consequences. For Participants subject to U.S. income tax, some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. All other Participants should consult a tax advisor for tax consequences relating to this Option in their respective jurisdiction. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)      Exercising the Option.

(1)     Nonqualified Stock Option. The Participant may incur regular federal income tax liability upon exercise of a NQSO. The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Participant is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(2)     Incentive Stock Option. If this Option qualifies as an ISO, the Participant will have no regular federal income tax liability upon its exercise, although the excess, if any, of the aggregate Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Participant to alternative minimum tax in the year of exercise.

(b)      Disposition of Shares.

(1)     NQSO. If the Participant holds NQSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(2)     ISO. If the Participant holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Participant disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(c)       Notice of Disqualifying Disposition of ISO Shares. If the Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Participant shall immediately notify the Company in writing of such disposition. The Participant agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Participant.

(d)      Possible Effect of Section 409A of the Code. Section 409A of the Code applies to arrangements that provide for the deferral of compensation. Generally, a stock option granted with an exercise price per share of not less than the “fair market value” (determined in a manner consistent with Section 409A of the Code and the regulations and other guidance promulgated thereunder) per share on the date of grant of the stock option and with no other feature providing for the deferral of compensation will not be subject to Section 409A of the Code. However, if the exercise price of the stock option is less than such “fair market value” or the stock option has another feature for the deferral of compensation, then if the stock option is not administered within the parameters established under Section 409A the optionholder will be subject to additional taxes. Also, the amount deemed to be deferred compensation under Section 409A of the Code will be subject to ordinary income and employment taxes (in this respect the IRS has not yet indicated how it will calculate the amount of deferred compensation subject to tax and the timing and frequency of taxation, but it seems likely that the income will be measured and taxes imposed at least on the vesting dates of the stock option). If Section 409A of the Code does apply to this Option, then special rules apply to the timing of making and effecting certain amendments of this Option with respect to distribution of any deferred compensation.

9.         Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, the Notice of Grant, the Employment Agreement and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This agreement is governed by California law except for that body of law pertaining to conflict of laws.

10.        No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s employment, for any reason, with or without cause.

11.        Investment Representations.  In connection with the issuance of the Option, the Participant specifically represents to the Company as follows:

(a)       The Participant is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Option.  The holder is acquiring this Option for its own account for investment purposes only and not with a view to, or for the resale in connection with, any distribution thereof.

(b)      The Participant understands that this Option has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein.

(c)       The Participant further understands that this Option must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available.

By your signature and the signature of the Company’s representative on the Notice of Grant, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant, and this Agreement. Participant has reviewed the Plan, the Notice of Grant, and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice of Grant, and fully understands all provisions of the Plan, the Notice of Grant, and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and the Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice of Grant.

No. ___
NUTRACEA

2010 EQUITY INCENTIVE PLAN

STOCK OPTION EXERCISE AGREEMENT

This Stock Option Exercise Agreement (the “Exercise Agreement”) is made and entered into as of , ___(the “Effective Date”) by and between NutraCea, a California corporation (the “Company”), and the purchaser named below (the “Purchaser”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2010 Equity Incentive Plan (the “Plan”).

Purchaser:

Social Security Number:

Address

Total Number of Shares

Exercise Price Per Share

Type of Stock Option

(Check one):	☐ Incentive Stock Option
☐ Nonqualified Stock Option

1.             EXERCISE OF OPTION.

1.1           Exercise. Pursuant to exercise of that certain option (the “Option”) granted to Purchaser under the Plan and subject to the terms and conditions of this Exercise Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the Total Number of Shares set forth above (the “Shares”) of the Company’s Common Stock, at the Exercise Price Per Share set forth above (the “Exercise Price”). As used in this Exercise Agreement, the term “Shares” refers to the Shares purchased under this Exercise Agreement and includes all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, and (iii) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

1.2           Title to Shares. The exact spelling of the name(s) under which Purchaser will take title to the Shares is:

Purchaser desires to take title to the Shares as follows:

☐	Individual, as separate property

☐	Husband and wife, as community property

☐	Joint Tenants

☐ Other; please specify:

1.3           Payment. Purchaser hereby delivers payment of the Exercise Price in the manner permitted in the Stock Option Agreement as follows (check and complete as appropriate):

☐	in cash (by check) in the amount of $________, receipt of which is acknowledged by the Company;

☐	through a “broker-assisted” or “same day sale” program, commitment from the Purchaser or Authorized Transferee and an NASD Dealer meeting the requirements set forth by the Company.

2.            DELIVERY.

2.1           Deliveries by Purchaser. Purchaser hereby delivers to the Company (i) this Exercise Agreement and (ii) the Exercise Price and payment or other provision for any applicable tax obligations.

2.2           Deliveries by the Company. Upon its receipt of the Exercise Price, payment or other provision for any applicable tax obligations and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser.

3.            REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company that:

3.1           Agrees to Terms of the Plan. Purchaser has received a copy of the Plan and the Stock Option Agreement, has read and understands the terms of the Plan, the Stock Option Agreement and this Exercise Agreement, and agrees to be bound by their terms and conditions. Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition.

3.2           Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

3.3           Understanding of Risks. Purchaser [has received and reviewed the Form S-8 prospectus for the Plan and the Shares and] is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the qualifications and backgrounds of the management of the Company; and (iv) the tax consequences of investment in the Shares. Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

4.            COMPLIANCE WITH SECURITIES LAWS. Purchaser understands and acknowledges that the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Purchaser agrees to cooperate with the Company to ensure compliance with such laws.

5.            RESTRICTED SECURITIES.

5.1           No Transfer Unless Registered or Exempt. Purchaser understands that Purchaser may not transfer any Shares except when such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares, and may withdraw any such registration statement at any time after filing. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

5.2           SEC Rule 144. If Purchaser is an “affiliate” for purposes of Rule 144 promulgated under the Securities Act, then in addition, Purchaser has been advised that Rule 144 requires that the Shares be held for a minimum of six (6) months, and in certain cases one year, after they have been purchased and paid for (within the meaning of Rule 144). Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

6.            RIGHTS AS A STOCKHOLDER. Subject to the terms and conditions of this Exercise Agreement, Purchaser will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to Purchaser until such time as Purchaser disposes of the Shares.

7.            RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

7.1           Legends. Purchaser understands and agrees that the Company will place any legends that may be required by state or U.S. Federal securities laws, the Company’s Articles of Incorporation or Bylaws, any other agreement between Purchaser and the Company or, subject to the assent of the Company, any agreement between Purchaser and any third party.

7.2           Stop-Transfer Instructions. Purchaser agrees that, to ensure compliance with any restrictions imposed by this Exercise Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7.3           Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

8.            TAX CONSEQUENCES. PURCHASER UNDERSTANDS AND REPRESENTS: (i) THAT PURCHASER HAS REVIEWED THE PROSPECTUS PREPARED FOR THE PLAN AND CONSULTED PURCHASER’S PERSONAL TAX ADVISER IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (ii) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. SET FORTH BELOW IS A BRIEF SUMMARY AS OF THE DATE THE PLAN WAS ADOPTED BY THE BOARD OF SOME OF THE U.S. FEDERAL TAX CONSEQUENCES OF EXERCISE OF THE OPTION AND DISPOSITION OF THE SHARES. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PURCHASER SHOULD CONSULT THE PROSPECTUS AND PURCHASER’S PERSONAL TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

8.1           Exercise of Incentive Stock Option. If the Option qualifies as an ISO, there will be no regular U.S. Federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for U.S. Federal alternative minimum tax purposes and may subject Purchaser to the alternative minimum tax in the year of exercise.

8.2           Exercise of Nonqualified Stock Option. If the Option does not qualify as an ISO, there may be a regular U.S. Federal income tax liability upon the exercise of the Option. Purchaser will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Purchaser is or was an employee of the Company, the Company may be required to withhold from Purchaser’s compensation or collect from Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

8.3           Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.

(a)           Incentive Stock Options. If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within the applicable one (1) year or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

(b)           Nonqualified Stock Options. If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain.

(c)           Withholding. The Company may be required to withhold from the Purchaser’s compensation or collect from the Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

9.             COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

10.           SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Exercise Agreement. No other party to this Exercise Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Exercise Agreement, except with the prior written consent of the Company. This Exercise Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Agreement will be binding upon Purchaser and Purchaser’s heirs, executors, administrators, legal representatives, successors and assigns.

11.           GOVERNING LAW. This Exercise Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

12.           NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Exercise Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Exercise Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Exercise Agreement, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked “Attention: Stock Plan Administration”.

13.           FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Exercise Agreement.

14.           TITLES AND HEADINGS. The titles, captions and headings of this Exercise Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Exercise Agreement. Unless otherwise specifically stated, all references herein to “sections” will mean “sections” to this Exercise Agreement.

15.           ENTIRE AGREEMENT. The Plan, the Notice, the Stock Option Agreement, the Employment Agreement (to the extent it applies to the Option) and this Exercise Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this Exercise Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

16.           COUNTERPARTS. This Exercise Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

17.           SEVERABILITY. If any provision of this Exercise Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Exercise Agreement and the remainder of this Exercise Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Exercise Agreement. Notwithstanding the forgoing, if the value of this Exercise Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

IN WITNESS WHEREOF, the Company has caused this Exercise Agreement to be executed by its duly authorized representative and Purchaser has executed this Exercise Agreement as of the Effective Date, indicated above.

NUTRACEA	PURCHASER

By:
(Signature)

(Please print name)	(Please print name)

(Please print title)

Address:	Address:

Fax No.:	Fax No.:

Phone No.:	Phone No.:

[Signature page to NutraCea Stock Option Exercise Agreement]